SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549











                                 FORM 8-K


                                CURRENT REPORT

                            Pursuant to Section 13 or 15(d) of
                            the Securities Exchange Act of 1934


            Date of Report (Date of earliest event reported) August 11, 199


                             SYQUEST TECHNOLOGY, INC.
                    (Exact name of registrant as specified in its charter)

                                   Delaware
                    (State or other jurisdiction of incorporation)

                            0-19674                      94-2793941
            (Commission File Number)      (IRS Employer Identification No.)



                      47071 Bayside Parkway, Fremont, California 94538
                    (Address of principal executive offices) (Zip Code)


                    Registrant's telephone number, including area code
                                              (510) 226-4000


                                            Not Applicable
    (Former name or former address, if changed since last report.)

                INFORMATION TO BE INCLUDED IN THE REPORT

    Item 5  Other Events


    On July 23, 1997, Iomega Corporation ("Iomega") filed civil action No. 97-466 in the United States District
    Court in and for the District of Delaware against SyQuest Technology Inc.

    The lawsuit alleges that SyQuest has infringed
    Iomega's Design Patent No. D378,518 and U.S. Patent
    No. 5,644,444 by making and selling computer disk cartridges and drives which embody alleged inventions of those patents and that SyQuest has willfully infringed Iomega's alleged trademark "JET". The complaint requests money damages and a preliminary and permanent injunction enjoining SyQuest from further infringement.

    The company believes that it does not infringe any valid patent claims or trademarks of Iomega and intends to vigorously defend against this action.